EXHIBIT (a)(1)(iii)

                          Notice of Guaranteed Delivery
                      for Tender of Shares of Common Stock
          (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                              WCI COMMUNITIES, INC.
                                       by
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                                       AND
                         HIGH RIVER LIMITED PARTNERSHIP
                     ---------------------------------------
                    (Not to be used for Signature Guarantees)

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Common Stock"), of WCI Communities, Inc., a Delaware corporation (the "Company"), or certificates, if any, representing the rights to purchase shares of preferred stock associated with the Common Stock (the "Rights" and, together with the Common Stock, the "Shares"), are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

     The Rights are presently evidenced by the certificates for the Common Stock. However, in the future the Company may issue separate certificates representing the rights. Until such time as any such certificates are issued, a tender by a stockholder of such stockholder's shares of Common Stock will also constitute a tender of the associated Rights. After such time as any such certificates representing Rights are issued, a stockholder will also be required to tender such certificates representing the associated Rights in connection with a tender by such stockholder of such stockholder's shares of Common Stock. Unless the context requires otherwise, all references in this letter of transmittal to "Shares" shall include the associated Rights.

                        THE DEPOSITARY FOR THE OFFER IS:

                    American Stock Transfer & Trust Company

By Mail or Overnight        By Facsimile Transmission                   By Hand:
Courier:                    (for eligible institutions only):
--------------------------------------------------------------------------------
American Stock Transfer     American Stock Transfer      American Stock Transfer
& Trust Company             & Trust Company              & Trust Company
Attn: Reorganization        Attn: Reorganization         Attn: Reorganization
Department                  Department                   Department
6201 15th Avenue            Facsimile: 718-234-5001      59 Maiden Lane
Brooklyn, NY 11219          To confirm: 1-877-248-6417   Plaza Level
                                                         New York, NY 10038
--------------------------------------------------------------------------------

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund II LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund III LP, a Cayman Islands Exempted Limited Partnership and High River Limited Partnership, a Delaware limited partnership (collectively, the "Offeror"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 23, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.


---------------------------------------   --------------------------------------

Number of Shares: _____________________    Name(s) of Record Holder(s):

Certificates No(s). (if available):        _____________________________________
--------------------------------------
                                           -------------------------------------
_____________________________________      (Please type or print)

Check box if Share(s) will be tendered Address(es): ________________________ Book-Entry Transfer:
                                           -------------------------------------
/ /  The Depository Trust Company                                     (Zip Code)
                                           Area Code and Telephone Number(s):
Account Number: ______________________
                                           -------------------------------------
Dated: _______________________________
                                           Signature(s):________________________
--------------------------------------------------------------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to Be Used for Signature Guarantee)

     The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

---------------------------------------    -------------------------------------

Name of Firm:_________________________      ____________________________________
                                                  (Authorized Signature)
Address:______________________________
                                            Name: ______________________________
_____________________________________                 (Please Type or Print)
                            (Zip Code)
Area Code and Telephone Number:             Title: _____________________________

_______________________________________     Date: ______________________________

---------------------------------------    -------------------------------------


NOTE:  DO NOT SEND  CERTIFICATES  FOR  SHARES  WITH THIS  NOTICE  OF  GUARANTEED
DELIVERY.   CERTIFICATES   FOR  SHARES  SHOULD  BE  SENT  WITH  YOUR  LETTER  OF
TRANSMITTAL.